UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 7, 2012
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Daktronics, Inc.
(Exact name of registrant as specified in its charter)
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South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

This Current Report on Form 8-K (the “Report”) contains both historical and forward-looking statements that involve risks, uncertainties and assumptions. The statements contained in this Report that are not purely historical are forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions and strategies for the future. These statements appear in a number of places in this Report and include all statements that are not historical statements of fact regarding our intent, belief or current expectations with respect to, among other things: (i) our financing plans; (ii) trends affecting our financial condition or results of operations; (iii) our growth strategy and operating strategy; (iv) the declaration and payment of dividends; (v) the timing and magnitude of future contracts; (vi) parts shortages and longer lead times; (vii) fluctuations in margins; and (viii) the introduction of new products and technology. The words “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond our ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein, including those discussed in detail in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended April 28, 2012 in the section entitled “Item 1A. Risk Factors”

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
William R. Retterath, the Chief Financial Officer and Treasurer of Daktronics, Inc. (the “Company”), resigned from the Company, effective September 10, 2012 (the “Separation Date”). The Company disclosed his departure in a Current Report on Form 8-K filed on September 13, 2012. On October 7, 2012, the Company entered into a Separation Agreement with Mr. Retterath that includes, among other terms, Mr. Retterath's agreement to provide consulting services to the Company, compensation provisions, a release of claims by Mr. Retterath, and non-competition and non-solicitation agreements by Mr. Retterath. The Separation Agreement provides that Mr. Retterath will be available for and provide consulting services to the Company through the later of the date that the Company's obligation to continue severance payments and other benefits to Mr. Retterath under the Severance Agreement terminates or December 31, 2013 (each such date, a “Termination Date”). The compensation provisions of the Separation Agreement include salary continuation equal to Mr. Retterath's bi-weekly base salary as of the Separation Date for a period of up to 52 weeks, for a total payment to Mr. Retterath of $200,161. The Company will pay to Mr. Retterath an additional $100,081 for up to an additional 26 weeks; however, if Mr. Retterath obtains full-time employment during such additional 26-week period, the Company will deduct from the separation payments all amounts earned by Mr. Retterath as a result of such employment. The Separation Agreement also provides for the continued vesting of Mr. Retterath's options to purchase 119,310 shares and restricted stock units to acquire 7,004 shares of the Company's common stock according to the original terms of such awards until the Termination Date, at which time any options and restricted stock units that have not vested will terminate. Assuming Mr. Retterath does not rescind the Separation Agreement, the Company will pay $15,000 to Mr. Retterath after the rescission period expires, and, until Mr. Retterath becomes eligible for benefits at a future employer, but not beyond March 10, 2014, the Company will offer Mr. Retterath group health, dental and/or vision insurance coverage at the same employee rates as Mr. Retterath had during his employment with the Company.

Mr. Retterath may rescind the Separation Agreement by providing notice to the Company on or before October 14, 2012.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the terms of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)    The following exhibit is filed as part of this Current Report on Form 8-K:

10.1 Separation Agreement dated October 7, 2012 by and between the Company and William R. Retterath.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By: /s/James B. Morgan
James B. Morgan, Chief Executive Officer (Principal Executive Officer)
Date: October 12, 2012

EXHIBIT INDEX

Exhibit No.	Description
10.1	10.1 Separation Agreement dated October 7, 2012 by and between the Company and William R. Retterath.